Exhibit 99.1

FOR DISTRIBUTION

November 8, 2011

4:00 p.m. Eastern

Market Leader® Grows Revenue 50%

Product Enhancements for Brokerage Companies and Agents

Drive Largest Quarterly Customer Growth in Five Years

KIRKLAND, Wash. – November 8, 2011 – Market Leader, Inc. (NASDAQ: LEDR) today announced significantly improved results for the third quarter ended September 30, 2011.

Revenue of $9.0 million was up 50% from $6.0 million in last year’s third quarter. Net loss of $3.0 million compared to $3.4 million in the third quarter of 2010 while the Adjusted EBITDA loss of $1.5 million was reduced by $1.0 million from $2.5 million.

“We achieved 50% revenue growth despite a very challenging real estate market based on the strengths of our enhanced products for brokerage companies and their agents, our talented team, and our outstanding partners,” said Market Leader CEO, Ian Morris.

Sequentially, revenue was up 8% over the second quarter driven by initial contributions from SharperAgent, as well as strong performance from the company’s rapidly growing franchise channel.

Record Customer Growth Driven by Strength of Premium Products

More than 3,000 agents and brokerage companies upgraded to Market Leader’s premium offerings during the third quarter. This dramatic increase represents Market Leader’s single largest quarterly customer addition in five years.

Much of this success was driven by recent enhancements to the products being delivered through the company’s new franchise channel. Similar enhancements will be integrated into all of Market Leader’s premium offerings in the coming months, a development that the company believes will lead to further increases in sales and customer lifetime value. These upgrades to the company’s platform are enabled by Market Leader’s acquisition of SharperAgent that was completed during the third quarter.

Market Leader Acquires SharperAgent

In August, Market Leader acquired SharperAgent, a leading provider of online and print marketing suites to the real estate industry, for $1.74 million plus assumed liabilities, or about half the annual revenue for a company that was EBITDA positive on a standalone basis.

SharperAgent has relationships with some of the industry’s most prominent brokerage companies and more than 30,000 real estate agent users across North America. Market Leader will be adding SharperAgent’s robust marketing campaign management tools, as well as its design, and printing functionality into its software platform and premium product offerings in the upcoming months. The integration of this functionality with Market Leader’s existing products will create a single and seamlessly integrated SaaS platform for real estate franchises, brokerage companies, and their agents that the company believes is unequaled in the marketplace.

Market Leader Acquires RealEstate.com

In September, Market Leader acquired RealEstate.com, one of the most recognized addresses in real estate. RealEstate.com is a proven and consistent source of organic traffic with significant potential for further growth as a compelling consumer real estate destination. The company expects initial financial benefits in the form of reduced lead generation expenses to begin in the first quarter of 2012 with an expected payback of its $8.25 million investment to be achieved in three years or less, before consideration of the revenue growth the company expects to create from this asset. Market Leader believes that these new opportunities are significant and expects to leverage RealEstate.com for both cost savings and revenue growth in the quarters and years ahead.

“We believe that the acquisitions of SharperAgent and RealEstate.com are transformative and will provide meaningful long term benefits to our real estate professional customers and to the company’s growth. Integration of these highly strategic assets is already underway, and what we have seen thus far only increases our confidence that we will be able to deliver significantly improved results in 2012 and beyond,” Morris added.

Business Outlook

Market Leader today said that based upon the strong momentum in the business, the company now expects to achieve positive EBITDA by the end of the first half of 2012.

Conference Call

The company will host a conference call and live Webcast to discuss third quarter results on Tuesday, November 8, 2011 at 4:30 p.m. Eastern time. To listen to the live conference call, please dial (719) 325-4766. A live Webcast of the call will be available from the Investor Relations section of the company’s Web site at www.investor.marketleader.com. An audio replay of the call will also be available to investors beginning on November 8 at 7:30 PM Eastern time and ending on November 13 at 7:30 p.m. Eastern time by dialing (719) 457-0820 and entering the passcode 4352321#.

About Market Leader, Inc.

Market Leader, founded in 1999, provides innovative online technology and marketing solutions for real estate professionals across the United States and Canada. The company serves more than 60,000 real estate agents, brokerages and franchisors, offering complete end-to-end solutions that enable them to grow and manage their businesses. Market Leader’s subscription-based real estate marketing software - including websites, contact management, a marketing suite, and lead generation services - helps customers generate a steady stream of prospects, plus provides the systems and training they need to convert those prospects into clients. In addition, the company’s national consumer real estate sites, including www.realestate.com, give its customers access to millions of future home buyers and sellers, while providing consumers with free access to the information they seek.

For more information on Market Leader visit www.marketleader.com.

Forward-Looking Statements

This release contains forward-looking statements relating to the company’s anticipated plans, products, services, and financial performance. The words “believe,” “expect,” “anticipate,” “intend” and similar expressions identify forward-looking statements, but their absence does not mean the statement is not forward-looking. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could affect the company’s actual results include its ability to retain and increase its customer base, to continue to grow revenues, to continue to maintain current customer retention levels, to respond to competitive threats and real estate market conditions, to reduce lead generation expenses, to achieve payback on its investment in RealEstate.com in three years or less, to develop new products, to develop new revenue sources from its RealEstate.com assets, to achieve positive adjusted EBITDA by the end of the first half of 2012, and to expand into new lines of business. Please refer to the company’s most recent Form 10-K filed with the Securities and Exchange Commission for a more detailed description of these and other risks that could materially affect actual results. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. The forward-looking statements are made as of today’s date and the company assumes no obligation to update any such statements to reflect events or circumstances after the date hereof.

Non-GAAP Measure

Adjusted EBITDA is a non-GAAP financial measure provided as a complement to results in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Adjusted EBITDA is not a substitute for measures determined in accordance with GAAP, and may not be comparable to Adjusted EBITDA as reported by other companies. Our use of the term “Adjusted EBITDA” refers to a financial measure defined as earnings or loss before net interest, income taxes, depreciation, amortization, equity in loss of an unconsolidated subsidiary, net loss attributable to non-controlling interest, loss on asset disposition, and stock-based compensation. We believe Adjusted EBITDA to be relevant and useful information to our investors as this measure is an integral part of our internal management reporting and planning process and is the primary measure used by our management to evaluate operating performance. See below for a reconciliation of net loss, the most comparable GAAP measure, to Adjusted EBITDA.

Market Leader, Inc.

NON-GAAP FINANCIAL MEASURE AND RECONCILIATION

(In thousands)

(unaudited)

	Three months ended
	September 30, 2011	June 30, 2011	September 30, 2010
Net loss available to shareholders	$(2,961)	(2,846)	$(3,409)
Adjustments
Interest income, net	(15)	(18)	(40)
Net loss attributable to noncontrolling interest	(91)	(150)	—
Gain on remeasurement of investment in subsidiary	—	—	(750)
Equity in loss of unconsolidated subsidiary	—	—	63
Loss on asset disposition	174	—	—
Depreciation and amortization of property and equipment	655	646	646
Amortization of intangible assets	374	262	480
Stock-based compensation	337	387	476
Income tax expense	3	3	3

Adjusted EBITDA	$(1,524)	$(1,716)	$(2,531)

Market Leader, Inc.

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2011	2010	2011	2010
Revenues	$8,979	$5,975	$24,541	$17,586
Expenses:
Sales and marketing (1)	6,984	6,179	21,127	16,320
Technology and product development (1)	2,199	1,402	5,929	4,070
General and administrative (1)	1,657	1,401	5,083	4,471
Depreciation and amortization of property and equipment	655	646	1,912	1,929
Amortization of intangible assets	374	480	898	1,438
Loss on asset disposition	174	—	174	—

Total expenses	12,043	10,108	35,123	28,228

Loss from operations	(3,064)	(4,133)	(10,582)	(10,642)
Equity in loss of unconsolidated subsidiary	—	(63)	—	(254)
Gain on remeasurement of investment in subsidiary	—	750	—	750
Interest income, net	15	40	59	167

Loss before income tax expense	(3,049)	(3,406)	(10,523)	(9,979)
Income tax expense	3	3	9	7

Net loss before noncontrolling interest	(3,052)	(3,409)	(10,532)	(9,986)
Net loss attributable to noncontrolling interest	(91)	—	(381)	—

Net loss available to Market Leader	$(2,961)	$(3,409)	$(10,151)	$(9,986)

Net loss per share - basic and diluted:	$(0.12)	$(0.14)	$(0.41)	$(0.41)

Number of shares used in per share calculations	25,273	24,678	25,169	24,606

(1) Stock-based compensation is included in the expense line items above in the following amounts:

	2011	2010	2011	2010
Sales and marketing	$145	$128	$471	$372
Technology and product development	52	62	140	163
General and administrative	140	286	476	888

	$337	$476	$1,087	$1,423

Market Leader, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(unaudited)

	September 30,	December 31,
	2011	2010
Assets
Current assets:
Cash and cash equivalents	$3,184	$16,687
Short-term investments	22,476	28,628
Accounts receivable, net of allowance of $10 and $12, respectively	733	30
Prepaid expenses and other current assets	1,488	1,249

Total current assets	27,881	46,594
Property and equipment, net of accumulated depreciation of $18,562 and $17,047	4,078	3,856
Intangible assets, net of accumulated amortization of $9,097 and $8,199	11,652	2,326
Goodwill	1,861	954

Total assets	$45,472	$53,730

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$1,019	$1,157
Accrued compensation and benefits	2,590	1,809
Accrued expenses and other current liabilities	1,123	1,175
Deferred rent, current portion	230	214
Deferred revenue	846	517

Total current liabilities	5,808	4,872
Deferred rent, less current portion	327	527

Total liabilities	6,135	5,399
Shareholders’ equity:
Preferred stock, par value $0.001 per share, stated at amounts paid in; authorized 30,000,000 shares; none issued and outstanding	—	—
Common stock, par value $0.001 per share, stated at amounts paid in; authorized 120,000,000 shares; issued and outstanding 25,366,412 and 24,873,120 shares at September 30, 2011 and December 31, 2010, respectively	73,427	71,889
Accumulated deficit	(34,861)	(24,710)

Total Market Leader, Inc. shareholders’ equity	38,566	47,179
Noncontrolling interest in subsidiary	771	1,152

Total shareholders’ equity and noncontrolling interest	39,337	48,331

Total liabilities, shareholders’ equity and noncontrolling interest	$45,472	$53,730

Market Leader, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Nine months ended September 30,
	2011	2010
Cash flows from operating activities:
Net loss	(10,532)	(9,986)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization of property and equipment	1,912	1,929
Amortization of intangible assets	898	1,438
Stock-based compensation	1,087	1,423
Gain on remeasurement of investment in subsidiary	0	(750)
Loss on asset disposition	174	0
Equity in loss of unconsolidated subsidiary	0	254
Changes in certain assets and liabilities, net of assets acquired and liabilities assumed
Accounts receivable, net of allowance	(567)	16
Prepaid expenses and other current assets	(229)	81
Prepaid income taxes	(2)	4,916
Accounts payable	(155)	86
Accrued compensation and benefits	711	91
Accrued expenses and other current liabilities	(268)	260
Deferred rent	(184)	(157)
Deferred revenue	329	28

Net cash used in operating activities	(6,826)	(371)

Cash flows from investing activities:
Purchases of short-term investments	(20,329)	(30,876)
Sales & maturities of short-term investments	26,404	29,800
Purchases of property and equipment	(1,875)	(1,454)
Acquisition of RealEstate.com	(8,250)	0
Acquisition of Sharper Agent, net of cash acquired	(1,656)	0
Acquisition of KWKLY	(750)	0
Acquisition of controlling interest in ActiveRain, net of cash acquired	0	(394)

Net cash used in investing activities	(6,456)	(2,924)

Cash flows from financing activities:
Proceeds from exercises of stock options	14	29
Value of common stock tendered in satisfaction of employees’ income taxes on vesting of employee restricted stock	(235)	(324)

Net cash used in financing activities	(221)	(295)

Net decrease in cash and cash equivalents	(13,503)	(3,590)

Cash and cash equivalents at beginning of period	16,687	25,434

Cash and cash equivalents at end of period	3,184	21,844

Investor Contact:

Mark Lamb

Director of Investor Relations

Market Leader, Inc.

425.952.5801

markl@marketleader.com

Press Contact:

George Medici

PondelWilkinson, Inc.

310.279.5980

gmedici@pondel.com